As filed with the Securities and Exchange Commission on September 14, 1998
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WESTPOINT STEVENS INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                                36-3498354
(State or other jurisdiction                                  (I.R.S. Employer
    of incorporation or                                      Identification No.)
      organization)

                              507 West Tenth Street
                            West Point, Georgia 31833
                                 (706) 645-4000
                        (Address and telephone number of
                    Registrant's principal executive offices)


                             WESTPOINT STEVENS INC.
                       1995 KEY EMPLOYEE STOCK BONUS PLAN
                            (Full title of the plan)


                            M. Clayton Humphries, Jr.
                                 General Counsel
                             WestPoint Stevens Inc.
                              507 West Tenth Street
                            West Point, Georgia 31833
                                 (706) 645-4000
            (Name, address and telephone number of agent for service)

                           Copy of communications to:

                             Howard Chatzinoff, Esq.
                             Weil, Gotshal & Manges
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                         Proposed      Proposed
                                                         Maximum       Maximum
Title of                               Amount            Offering      Aggregate      Amount of
Securities to                          to be             Price Per     Offering       Registration
be Registered                          Registered(1)     Share(2)      Price(2)       Fee
----------------------------------------------------------------------------------------------------
Shares of Common Stock,
par value $.01 per share               1,000,000         $27.125       $27,125,000    $8,002
====================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be purchased pursuant to the Plan at the average of the high and low prices of the Common Stock as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc., on September 10, 1998.



NYFS08...:\65\80765\0004\1324\REG8278P.170

                                EXPLANATORY NOTE


      This Registration Statement on Form S-8 is being filed to register an additional 1,000,000 shares of the Registrant's common stock, par value $.01 per share, for issuance pursuant to the Registrant's 1995 Key Employee Stock Bonus Plan. The contents of an earlier Registration Statement on Form S-8 in respect of the Registrant's 1995 Key Employee Stock Bonus Plan, as filed with the Securities Exchange Commission on August 11, 1995 (Registration No. 33-95550), are hereby incorporated by reference.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of WestPoint, State of Georgia, on this 14th day of September, 1998.


                           WestPoint Stevens Inc.
                           (REGISTRANT)

                           By: /s/ Holcombe T. Green, Jr.
                               -------------------------------------------------
                               Holcombe T. Green, Jr.
                               Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Morgan M. Schuessler and Christopher N. Zodrow and each of them, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


By /s/ Holcombe T. Green, Jr.                 By /s/ Morgan M. Schuessler
   -----------------------------------------    --------------------------------
   Holcombe T. Green, Jr.                       Morgan M. Schuessler
   Chairman of the Board and Chief Executive    Executive Vice President/Finance
   Officer (principal executive officer)        and Chief Financial Officer
                                                (principal financial officer)

   September 14, 1998                           September 14, 1998



By /s/ Joseph L. Jennings, Jr.                By /s/ J. Nelson Griffith
   -----------------------------------------    --------------------------------
   Joseph L. Jennings, Jr.                      J. Nelson Griffith
   Vice Chairman of the Board                   Controller (principal accounting
                                                officer)

   September 14, 1998                          September 14, 1998

By /s/ Hugh M. Chapman                        By  /s/ M. Katherine Dwyer
   -----------------------------------------    --------------------------------
   Hugh M. Chapman                              M. Katherine Dwyer
   Director                                     Director

   September 14, 1998                           September 14, 1998



By /s/ John G. Hudson                         By /s/ Charles W. McCall
   -----------------------------------------    --------------------------------
   John G. Hudson                               Charles W. McCall
   Director                                     Director

   September 14, 1998                           September 14, 1998



By /s/ Gerald B. Mitchell                     By /s/ Phillip Siegel
   -----------------------------------------    --------------------------------
   Gerald B. Mitchell                           Phillip Siegel
   Director                                     Director

   September 14, 1998                           September 14, 1998



By /s/ John F. Sorte
   -----------------------------------------
   John F. Sorte
   Director

   September 14, 1998

                                  EXHIBIT INDEX


Exhibit No.                     Description
-----------                     -----------

 4(a) - Restated Articles of Incorporation of the Company, filed as Exhibit 3(a) to the Company's Registration Statement on Form S-4 (Commission File No. 333-59817) filed on July 24, 1998 (incorporated by reference).

 4(b) - Amended and Restated By-Laws of the Company, filed as Exhibit 3.4 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 33-77726) filed on May 19, 1994 (incorporated by reference).

5     -     Opinion and Consent of Counsel of WestPoint Stevens Inc.

10    -     WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan, filed as
            Annex B to the Company's Proxy Statement (Commission File No.
            0-21496) filed on April 3, 1996 (incorporated by reference).

23(a) -     Consent of Ernst & Young LLP.

23(b) -     Consent of Counsel of WestPoint Stevens Inc. (included in Exhibit
            5).

24 -        Power of Attorney (included as part of this Registration Statement).